UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
January 30, 2024
Date of Report (Date of earliest event reported)
UPLAND SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36720	27-2992077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Congress Avenue, Suite 1850
Austin, Texas 78701
(Address of principal executive offices, including zip code)

(512) 960-1010
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPLD	The Nasdaq Global Market
Preferred Stock Purchase Rights	-	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                              ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of President and Chief Operating Officer; Amendment to Cummings Employment Agreement
Effective January 25, 2024, Upland Software, Inc. (the “Company”) has promoted Karen Cummings to President and Chief Operating Officer of the Company.
Ms. Cummings, age 59, was most recently the Executive Vice President and Senior General Manager of the Company since March 2021. Previously, Ms. Cummings was Senior Vice President and General Manager of the Company from October 2005 to March 2021. She earned a bachelor’s degree in Applied Mathematics and Computer Science from the State University of New York at Buffalo. There are no family relationships between Ms. Cummings and any other director or executive officer of the Company, and Ms. Cummings has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
In connection with Ms. Cummings promotion, on January 29, 2024, the Compensation Committee of the Board (the “Compensation Committee”) unanimously approved Amendment No. 1 (the “Cummings Amendment”) to that certain Executive Employment Agreement, dated December 16, 2022 (the “Cummings Agreement”). The Cummings Amendment shall be effective January 30, 2024 (the “Effective Date”).
Under the Cummings Amendment, the Company agreed that, among other things: (1) Ms. Cummings base salary will be increased, effective January 1, 2024, to $375,000; (2) any equity grants granted to Ms. Cummings at or prior to the Effective Date shall vest in full on June 30, 2025, subject to Ms. Cummings continuing as a Service Provider (as defined in the Cummings Agreement) through such date; and (3) if the Company terminates Ms. Cumming’s employment without Cause (as defined in the Cummings Agreement) or if Ms. Cummings terminates her employment for Good Reason (as defined in the Cummings Agreement), then she shall be entitled to acceleration of any then outstanding unvested equity awards which were granted to Ms. Cummings at or prior to the Effective Date.

Item 8.01 Other Events.
Appointment of Chief Revenue Officer
On January 25, 2024, the Company has unanimously approved the appointment of Matt Breslin to Chief Revenue Officer of the Company, effective February 6, 2024. Mr. Breslin, age 55, was previously an Executive Vice President at Infor where he worked for over 9 years. He earned a bachelor’s degree in Business Administration in Accounting from the University of Notre Dame and an MBA from Northwestern University – Kellogg School of Management. There are no family relationships between Mr. Breslin and any other director or executive officer of the Company, and Mr. Breslin has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UPLAND SOFTWARE, INC.

By:	/s/ Michael D. Hill
Michael D. Hill Chief Financial Officer
Date: January 30, 2024